Exhibit 15

Acknowledgement of Independent Registered Public Accounting Firm

We are aware of the incorporation by reference in the Registration Statement on Form S-8, pertaining to the registration of common shares to be issued pursuant to the Aon Incentive Stock Plan of our report dated May 4, 2007, relating to the unaudited interim consolidated financial statements of Aon Corporation that is included in its Form 10-Q for the quarter ended March 31, 2007.

/s/ Ernst & Young LLP

Chicago, Illinois
September 4, 2007